UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2019

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Spectrum Center Drive, 21st Floor Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(1) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, the Compensation Committee of the Board of Directors of Sunstone Hotel Investors, Inc. (the “Company”) promoted David M. Klein to Executive Vice President – General Counsel.  In connection with the promotion, Mr. Klein’s base salary was adjusted to $354,000, effective retroactively to January 1, 2019, and he will be eligible to receive (i) an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 70% of base salary, a target level equal to 105% of base salary, and a high level equal to 140% of base salary (although no minimum bonus is guaranteed and any bonus may equal zero in any given year); and (ii) an annual equity award opportunity with a threshold level equal to 125% of base salary, a target level equal to 175% of base salary, and a high level equal to 225% of base salary (although no minimum equity award is guaranteed and the Compensation Committee may decide to not grant Mr. Klein an equity award in any given year).

On February 19, 2019, the Compensation Committee of the Board of Directors of the Company approved a 2019 cash bonus program (the “2019 Program”) applicable to its named executive officers, including its chief executive officer (“CEO”), John V. Arabia, and its executive vice presidents (“EVP”), Bryan A. Giglia, Marc A. Hoffman, Robert C. Springer and David M. Klein. Prior to its approval, the Compensation Committee engaged in a review of its incentive compensation program with the assistance of its independent compensation consultant, FPL Associates.

Under the 2019 Program, the executives will be eligible to earn cash bonuses based on the Company’s achievement in 2019 of nine performance goals relating to (i) one-, three-, and five- year relative total stockholder return; (ii) one, three-, and five- year absolute total stockholder return; (iii) Adjusted Funds From Operations (a supplemental non-GAAP financial measure defined in the Company’s Annual Report on Form 10-K); (iv) ratio of debt to undepreciated book value of assets; and (v) comparable revenue per available room (“RevPAR”) growth compared to 2018.  Each executive’s cash bonus will also be based on the executive’s achievement of individual performance goals, which include but are not limited to, individual department objectives, the advancement of the Company’s ownership of Long-Term Relevant Real Estate®, and the advancement of various environmental, social and governance initiatives (although no minimum bonus is guaranteed and any bonus may equal zero in any given year).  In determining each executive’s bonus under the 2019 Program, the goals will be weighted as follows for the CEO and EVP level executives (percentages rounded to the nearest tenth):

	CEO	EVP
Goal #1 One Year Relative Total Stockholder Return	7.1%	6.7%
Goal #2 Three Year Relative Total Stockholder Return	7.1%	6.7%
Goal #3 Five Year Relative Total Stockholder Return	7.1%	6.7%
Goal #4 One Year Absolute Total Stockholder Return	7.1%	6.7%
Goal #5 Three Year Absolute Total Stockholder Return	7.1%	6.7%
Goal #6 Five Year Absolute Total Stockholder Return	7.1%	6.7%
Goal #7 AFFO	21.3%	20.0%
Goal #8 Debt to Undepreciated Book Value	17.0%	16.0%
Goal #9 RevPAR Growth	4.3%	4.0%
Individual Objective Weighting	15.0%	20.0%
Total	100.0%	100.0%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: February 22, 2019	By:	/s/ Bryan A. Giglia
Bryan A. Giglia Principal Financial Officer and Duly Authorized Officer